UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 11, 2023

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chief Financial Officer

On April 11, 2023, Mr. Richard Rodick, the Company's Chief Financial Officer, announced his retirement. His last day as Chief Financial Officer will be April 21, 2023. Mr. Rodick and the Company have not entered into any agreements in connection with his departure, although it is expected that Mr. Rodick and the Company will enter into a consulting arrangement pursuant to which he will be available to assist the Company on an as-needed basis for a period to be agreed.

Mr. Rodick’s departure was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial, accounting or legal matters.

Appointment of Interim Chief Financial Officer

On April 17, 2023, the Board of Directors (“Board”) of Digital Media Solutions, Inc. (the “Company”) appointed the Company's Financial Controller, Vanessa Guzmán-Clark, 43, as the Company’s Interim Chief Financial Officer, effective April 22, 2023. The Board will consider a permanent Chief Financial Officer in due course.

Ms. Guzmán-Clark has served as the Company’s Financial Controller since June 2022. Ms. Guzmán-Clark is a Florida Certified Public Accountant (CPA) and has more than 22 years of experience in finance and accounting. Prior to joining the Company, Ms. Guzmán-Clark served as the Chief Financial Officer and Vice President of Legacy Education Alliance, Inc., a publicly-traded company, from 2019 until November 2021, when she joined the Company as a Financial Consultant. From 2017 to 2019, Ms. Guzmán-Clark was the Director of Financial Systems at The Children's Home Society of Florida, Florida's oldest not-for-profit in the care of children. From 2008 to 2017, Ms. Guzmán-Clark served in a wide variety of Controller and CFO consulting roles for middle-market private and not-for-profit entities. From 2002 to 2007, Mrs. Guzmán-Clark was a Senior Auditor at PricewaterhouseCoopers, LLP.

Ms. Guzmán-Clark holds a Master of Accounting & Financial Management and a Master of Business Administration from Keller Graduate School of Management.

Pursuant to the terms of an Offer Letter, dated as of April 17, 2023 (the “Guzmán-Clark Offer Letter”), by and between the Company and Ms. Guzmán-Clark, she will receive $25,000 per month during each month that she serves as Interim Chief Financial Officer. Ms. Guzmán-Clark will remain a participant under the Company's Non-Executive Severance Plan, pursuant to which she would be entitled to continuation of payment of her base salary for six (6) months in the event of certain specified terminations by the Company.

The foregoing description of the Guzmán-Clark Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Guzmán-Clark Offer letter, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. Ms. Guzmán-Clark and the Company will also enter into an Indemnity Agreement substantially in the form filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020, which is attached to this Current Report as Exhibit 10.2 and incorporated herein by reference.

There are no family relationships between Ms. Guzmán-Clark and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Guzmán-Clark has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Guzmán-Clark and any other persons pursuant to which she was selected as an officer.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

10.1	Offer Letter, by and between Digital Media Solutions, Inc. and Vanessa Guzmán-Clark, dated as of April 17, 2023.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to Digital Media Solutions, Inc.’s Current Report on Form 8-K/A filed with the SEC on July 20, 2020).
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023.

Digital Media Solutions, Inc.

/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel, Executive Vice President of Legal & Compliance and Secretary